EXHIBIT 107

Calculation of Filing Fee Tables

S-1
(Form Type)

PERMEX PETROLEUM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Title of each Class of Securities To be Registered	Amount to be registered (1)	Proposed maximum Offering price per share (2) (3)(4)		Proposed maximum aggregate Offering price (1)(2)	Amount of registration fee (3)
Common Shares, no par value , to be offered by the issuer (4)		$		$15,483,600	$1,706.30
Warrants to purchase Common Shares , no par value (5)				$-	$-
Common Shares, no par value underlying the Warrants (6)				$19,354,500	$2,132.87
Pre-funded Warrants (5)				$-	$-
Common Shares underlying Pre-funded Warrants				$-	$-
Representative’s Warrants (5)
Common Shares issuable upon exercise of the Representative’s Warrants (7)		$		$967,725	$106.65

Total			—	$35,805,825	$3,945.82

Registration Fee Previously Paid					$1,481.16
Registration Fee Paid Herewith					$2,464.66

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Calculated under Section 6(b) of the Securities Act as. 0001102 times the proposed maximum aggregate offering price.
(4)	Includes the aggregate offering price of additional shares that the underwriters have the right to purchase from the Registrant, if any.
(5)	No additional registration fee is payable pursuant to Rule 457(g) or Rule 457(i) under the Securities Act.
(6)	The warrants are exercisable at a price per share of common stock equal to 125% of the offering price.
(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The representative’s warrants are exercisable for up to the number of shares of common stock equal to 5% of the aggregate number of shares sold in this offering at a per share exercise price equal to 125% of the public offering price of the shares. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $967,725 , which is equal to 125% of $774,180 , (5% of the proposed maximum aggregate offering price of $15,483,600.

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